PRUDENTIAL TAX-FREE MONEY FUND, INC.
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102





                                                    August 28, 2003



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Prudential Tax-Free Money Fund, Inc.
                  File No. 811-2927


Ladies and Gentlemen:

         Enclosed please find the Semi-Annual Report on Form N-SAR for the above referenced Fund, for the six-month period ended June 30, 2003. The enclosed is being filed electronically via the EDGAR System.



                                                          Yours truly,


                                    		/s/ Jonathan D. Shain
                                                    Jonathan D. Shain
                                                            Secretary

Enclosure




         This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 28th day of August 2003.



	Prudential Tax-Free Money Fund, Inc.


Witness: /s /Floyd L. Hoelscher			By: /s/ Jonathan D. Shain
Floyd L. Hoelscher					Jonathan D. Shain
         						Secretary


T:\CLUSTER 2\N-SARS\TFM\2002\6-03 Semi letter-sig.doc